Exhibit 99.1

February 6, 2008

Fellow Shareholders,

In keeping with my tradition of open communications with you, I am eager to tell you about some vitally important new developments at Tully’s.

We recently engaged the investment banking firm of D.A. Davidson & Co. (“Davidson”) to assist the Company in evaluating strategic alternatives to enhance shareholder value. D.A. Davidson will be advising the Board on a range of alternatives including raising new capital for growing the business and a review of all other strategic opportunities, including M & A. Please see our website for the press release announcing this decision. Davidson was one of our co-managers on our IPO efforts so they know Tully’s well.

Tully’s has a strong brand and coffee experience which our customers tell us they love and appreciate. But, with the public markets continuing to be in such a volatile state we need to look at all appropriate strategic opportunities that allow us to expand our retail and wholesale presence and enhance our shareholder value.

In consultation with Davidson, the board has decided to withdraw our registration statement on form S-1 with the Securities and Exchange Commission. Market conditions are not favorable for a public offering at this time. Additionally, Davidson has advised us that withdrawing our S-1 registration statement will give us more flexibility to pursue a full range of options that they expect to bring forward on our behalf.

This action does not prevent us from undertaking a public offering at a later date when market conditions improve.

By now you may be aware that we have announced significant changes to our executive team and business processes that expect to enhance our efforts to move the company towards long term profitability. Though changes of this nature are never easy, I am confident that we have absolutely taken the proper course of action considering both the economic times we are facing and our collective desire to achieve an investment return to all of us.

Beginning last August, our executive team, along with our board, began a thorough examination of the company’s overhead, business procedures and operations. Through this process, we have identified new operating efficiencies and generated a plan to reduce overhead without risking future growth or sales performance. By curtailing expenditures and strengthening our back-end procedures, we are better positioned to achieve profitability and confront the reality of our current economic times.

This process was not without difficult choices. We have reduced our corporate office staff by fourteen. The company currently employs 1,176 people, with more than 130 in our corporate headquarters in Seattle.

We were not alone in making difficult choices. John Buller, our former president and chief executive officer and board member, and Kris Galvin, our former chief financial officer, recently submitted their respective resignations. I’m sure most of you know both John and Kris. If you do, you know how hard it is for me to see them go, but they made a decision that is appropriate for Tully’s and their careers at this time. I thank them and wish them well.

I want to personally reassure you that I am as committed, as ever, to continue in my role as chairman of the company. My focus will be on leading our strategic planning, managing our investment banking relationships and managing the governance needs of the company.

On behalf of the board, we are excited and proud to announce that Carl Pennington, Sr., has joined the Tully’s board and the executive team as President of Tully’s. Carl will directly manage the day to day operations of Tully’s.

Carl brings extensive retail and wholesale expertise to the company having previously served Albertson’s as Executive Vice President, directly overseeing sales, marketing and merchandising. Carl also served Albertson’s, the nation’s second largest retailer at the time, within the four-person Office of the Chairman, which provided strategic guidance and planning to the company Carl retired from Albertson’s following a thirty-year tenure with the company.

While Carl’s name may be new to some of you, he is not new to Tully’s Coffee. He has served as an informal advisor to me and to Tully’s the past few years. In addition, Carl and his family are heavily invested, and therefore committed, to the success of Tully’s.

Carl’s two sons, Paul and Carl Jr., have a long-standing relationship with Tully’s. Paul is a Tully’s franchisee based in Boise, Idaho and currently owns and operates six franchised Tully’s retail locations in Idaho, with more to come. Carl leads Impact Sales, one of our wholesale brokers, and is heavily involved in our wholesale penetration into the grocery channel.

The board is also excited to announce that Andrew Wynne has been promoted to vice president and chief financial officer, and John Rader has joined the company as vice president and general manager for supply chain. Wynne, formerly the company’s controller, has been with Tully’s since 2005; he has been a CPA for 10 years and got his start as at KPMG in 1997. Rader brings 35 years of experience in food manufacturing and distribution, most recently serving as the president of SoCal Bakeries in Santa Ana, California.

As we are eager to share with you in the near future, the financial results for Tully’s third fiscal quarter, which ended December 30, 2007, should reflect the sixth consecutive quarter of positive same store sales increases and the thirteenth consecutive quarter of total U.S. net sales growth (all as compared to the same quarter in the previous fiscal period, and excluding the estimated effects of the 53rd week in Fiscal 2005). These results reflect the outstanding work of our entire staff.

These are numbers to be proud of and these results provide continued momentum that we can build upon. I believe that now is the right time to bring our business processes and costs in line with our business objectives. Moving forward, we are laser focused to become a profitable business as we refine and identify best practices in all phases of our operations.

Additionally, we continue to evaluate growth channels and we’re thrilled to have announced the formation of a new partnership agreement that establishes a new joint venture called Tully’s Coffee Asia Pacific Partners, LP (Tully’s Coffee Asia). This new joint venture will seek to develop the Tully’s brand in Asia (excluding Japan), Australia and New Zealand through franchising and licensing activities, retail store operations, coffee roasting, wholesale distribution and other business activities.

Given the success Tully’s has experienced in Japan, we are truly excited about the opportunity to expand our brand presence into China and beyond. And I am personally excited that we are in partnership with a long time friend of Tully’s, Kouta Matsuda, who is the founder and former CEO of Tully’s Coffee Japan (“TCJ”). Past success is usually a great indicator of future success. Kouta’s success in building TCJ into a major player in the specialty coffee business in Japan provides a solid indication of the growth we can achieve throughout the rest of Asia.

As you all know, I’m passionate about Tully’s. I believe in this company and I believe in the strength of our brand, our Tully’s team members, our products and our service. Our customers tell us they love our coffee and the entire “Tully’s Experience” that is experienced within our stores. With the success of our wholesale sales, retail same store sales growth and our effective partnerships, the reach of the Tully’s brand continues to expand. That is exciting but it is also an indication that we have excellent growth potential. This potential energizes me and our entire team and it is the reason we were able to attract an individual like Carl Pennington to lead our team. From my vantage point, our future is a bright one.

You also know that your opinions matter to me. I am available to talk with you, answer your questions and listen to what you have to say. Feel free to e-mail me at tully@tullys.com or let’s meet at one of our stores and share a great cup of Tully’s to keep the conversation fresh.

Very truly yours,

Tully’s Coffee Corporation

Tom T. O’Keefe
Chairman and Founder